Mei Feng A. Zhang (Investor Contact):	(212) 940-3312;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS THIRD QUARTER 2022 RESULTS

For the third quarter of 2022, the Company reports:
•Net loss attributable to common shareholders of $(17) million, or $(0.20) per diluted common share, and operating income of $3 million, or $0.03 per diluted common share
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $212 million, or 16.6 points, primarily attributable to Hurricane Ian, and other weather-related events, compared to $250 million, or 20.7 points, in 2021
•Annualized return on average common equity ("ROACE") of (1.7%) and annualized operating ROACE of 0.3%

For the nine months ended September 30, 2022, the Company reports:
•Net income available to common shareholders of $152 million, or $1.77 per diluted common share, and operating income of $331 million, or $3.86 per diluted common share
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $339 million, or 8.9 points, compared to $389 million, or 11.3 points, in 2021
•Annualized return on average common equity ("ROACE") of 4.7% and annualized operating ROACE of 10.2%

Pembroke, Bermuda, October 26, 2022 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the third quarter ended September 30, 2022.
Commenting on the third quarter 2022 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
"Our first thoughts are with the communities affected by Hurricane Ian and other catastrophic events this quarter. It is at times like these that our industry has an opportunity to fulfill its social purpose, and our team at AXIS is committed to doing our part to support the recovery and rebuilding efforts.

"For AXIS, the third quarter provides further validation of our strategic evolution to focus our portfolio on specialty, as well as reduce our exposure to catastrophes and strengthen our underlying operations. For the year to date, our industry has suffered in excess of $100 billion of catastrophe losses, yet AXIS grew underwriting income by 75% and operating income by 30%.

"Our specialty insurance business continues to perform strongly with higher underwriting profits for both the quarter and nine-month period, and our reinsurance business has demonstrated the benefits of its lower property cat exposure with a manageable loss for the quarter and an improved underwriting result for the nine-month period.

"Stepping back, conditions and uncertainties in the market are likely to result in a favorable pricing environment into 2023 and beyond, as well as heightened demand for specialty coverages – where AXIS is very well-positioned. Our business has great momentum – we’re improving our profitability, reducing volatility, and growing where we want to. We’re focused on increasing the value that we provide to our customers and shareholders as we advance our strategy of becoming a leader in specialty."
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Consolidated Results*

•Net loss attributable to common shareholders for the third quarter of 2022 was $(17) million, or $(0.20) per diluted common share, compared to net income available to common shareholders of $47 million, or $0.56 per diluted common share, for the third quarter of 2021.
•Net income available to common shareholders for the nine months ended September 30, 2022 was $152 million, or $1.77 per diluted common share, compared to net income available to common shareholders of $391 million, or $4.59 per diluted common share, for the same period in 2021.
•Operating income1 for the third quarter of 2022 was $3 million, or $0.03 per diluted common share1, compared to operating income of $1 million, or $0.01 per diluted common share, for the third quarter of 2021.
•Operating income for the nine months ended September 30, 2022 was $331 million, or $3.86 per diluted common share1, compared to operating income of $254 million, or $2.98 per diluted common share, for the same period in 2021.
•Reorganization expenses mainly related to our exit from property reinsurance business were $6 million. Reorganization expenses are excluded from operating income.
•Our fixed income portfolio book yield was 2.9% at September 30, 2022. The market yield was 5.5% at September 30, 2022.
•Book value per diluted common share of $43.50, a decrease of $4.12, or 8.7%, compared to June 30, 2022, driven by net unrealized losses reported in other comprehensive income (loss), the net loss generated and common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share of $55.21
•Adjusted for dividends declared, book value per diluted common share decreased by $3.69, or 7.7%, compared to June 30, 2022.
•Adjusted for dividends declared, book value per diluted common share decreased by $9.64, or 17.6%, over the past twelve months.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $61 million, or 4% ($90 million, or 5%, on a constant currency basis3), to $1.7 billion with an increase of $141 million, or 12% in the insurance segment, partially offset by a decrease of $80 million, or 17% in the reinsurance segment.
•Net premiums written increased by $40 million, or 4% ($67 million, or 7%, on a constant currency basis), to $1.0 billion with an increase of $70 million, or 10% in the insurance segment, partially offset by a decrease of $30 million, or 10% in the reinsurance segment.

	Three months ended September 30,
KEY RATIOS	2022	2021	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	57.1%	55.4%	1.7	pts
Catastrophe and weather-related losses ratio	16.6%	20.7%	(4.1	pts)
Current accident year loss ratio	73.7%	76.1%	(2.4	pts)
Prior year reserve development ratio	(0.4%)	(0.9%)	0.5	pts
Net losses and loss expenses ratio	73.3%	75.2%	(1.9	pts)
Acquisition cost ratio	18.7%	19.1%	(0.4	pts)
General and administrative expense ratio	12.3%	13.1%	(0.8	pts)
Combined ratio	104.3%	107.4%	(3.1	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.1%	87.6%	0.5	pts
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $212 million ($186 million, after-tax), (Insurance: $113 million; Reinsurance: $99 million), or 16.6 points, primarily attributable to Hurricane Ian, an increase in the net loss estimate attributable to June European Convective Storms consistent with an updated industry insured loss estimate, and other events, compared to $250 million (Insurance: $105 million; Reinsurance: $145 million), or 20.7 points, in 2021.
•Net favorable prior year reserve development was $5 million (Insurance: $3 million; Reinsurance: $2 million), compared to $11 million (Insurance: $5 million; Reinsurance: $6 million) in 2021.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less estimated pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Year to Date Consolidated Underwriting Highlights

•Gross premiums written increased by $333 million, or 5% ($422 million, or 7% on a constant currency basis), to $6.5 billion with an increase of $567 million, or 16% in the insurance segment, partially offset by a decrease of $234 million, or 9% in the reinsurance segment.
•Net premiums written increased by $187 million, or 5% ($271 million, or 7% on a constant currency basis), to $4.2 billion with an increase of $363 million, or 17% in the insurance segment, partially offset by a decrease of $176 million, or 9% in the reinsurance segment.

	Nine months ended September 30,
KEY RATIOS	2022	2021	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.5%	55.4%	0.1	pts
Catastrophe and weather-related losses ratio	8.9%	11.3%	(2.4	pts)
Current accident year loss ratio	64.4%	66.7%	(2.3	pts)
Prior year reserve development ratio	(0.4%)	(0.7%)	0.3	pts
Net losses and loss expenses ratio	64.0%	66.0%	(2.0	pts)
Acquisition cost ratio	19.5%	19.3%	0.2	pts
General and administrative expense ratio	12.9%	13.8%	(0.9	pts)
Combined ratio	96.4%	99.1%	(2.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	87.9%	88.5%	(0.6	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $339 million ($296 million, after-tax), (Insurance: $174 million; Reinsurance: $166 million), or 8.9 points, primarily attributable to Hurricane Ian, Russia-Ukraine war, June European Convective Storms, Eastern Australia floods, South Africa floods, and other weather-related events, compared to $389 million (Insurance: $152 million; Reinsurance: $237 million), or 11.3 points, in 2021.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums included $33 million, or 0.8 points, attributable to the Russia-Ukraine war.
•Net favorable prior year reserve development was $18 million (Insurance: $12 million; Reinsurance: $5 million), compared to $23 million (Insurance: $13 million; Reinsurance: $10 million) in 2021.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended September 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$1,317,890	$1,176,500	12.0%
Net premiums written	777,789	707,492	9.9%
Net premiums earned	782,101	681,008	14.8%
Underwriting income	15,738	10,361	51.9%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.6%	50.8%	1.8	pts
Catastrophe and weather-related losses ratio	14.1%	15.0%	(0.9	pts)
Current accident year loss ratio	66.7%	65.8%	0.9	pts
Prior year reserve development ratio	(0.3%)	(0.8%)	0.5	pts
Net losses and loss expenses ratio	66.4%	65.0%	1.4	pts
Acquisition cost ratio	17.8%	18.1%	(0.3	pts)
Underwriting-related general and administrative expense ratio	13.8%	15.4%	(1.6	pts)
Combined ratio	98.0%	98.5%	(0.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.2%	84.3%	(0.1	pts)
•Gross premiums written increased by $141 million, or 12% ($164 million, or 14%, on a constant currency basis), primarily attributable to increases in liability, professional lines and marine lines due to favorable rate changes, and accident and health, and credit and political risk lines due to new business.
•Net premiums written increased by $70 million, or 10% ($90 million, or 13%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, partially offset by an increase in premiums ceded in property lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $113 million, attributable to Hurricane Ian and other events, compared to $105 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 1.8 points in the third quarter, compared to the same period in 2021, principally due to actions taken in liability lines related to program business, elevated experience in marine and property lines, and changes in business mix associated with the increase in professional lines and liability business written in recent periods.
•The acquisition cost ratio decreased by 0.3 points in the third quarter, compared to the same period in 2021, primarily related to changes in business mix attributable to the decrease in program business in property lines written in recent periods.
•The underwriting-related general and administrative expense ratio decreased by 1.6 points in the third quarter, compared to the same period in 2021, mainly driven by an increase in net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Nine months ended September 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$4,114,776	$3,548,169	16.0%
Net premiums written	2,491,120	2,128,190	17.1%
Net premiums earned	2,303,640	1,928,970	19.4%
Underwriting income	203,948	142,703	42.9%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.6%	51.6%	—	pts
Catastrophe and weather-related losses ratio	7.4%	7.8%	(0.4	pts)
Current accident year loss ratio	59.0%	59.4%	(0.4	pts)
Prior year reserve development ratio	(0.5%)	(0.7%)	0.2	pts
Net losses and loss expenses ratio	58.5%	58.7%	(0.2	pts)
Acquisition cost ratio	18.4%	18.0%	0.4	pts
Underwriting-related general and administrative expense ratio	14.3%	16.0%	(1.7	pts)
Combined ratio	91.2%	92.7%	(1.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.3%	85.6%	(1.3	pts)
•Gross premiums written increased by $567 million, or 16% ($609 million, or 17%, on a constant currency basis), primarily attributable to favorable rate changes and new business in most lines of business.
•Net premiums written increased by $363 million, or 17% ($400 million, or 19%, on a constant currency basis), reflecting the increase in gross premiums written, partially offset by an increase in premiums ceded in property lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $174 million, primarily attributable to Hurricane Ian, Russia-Ukraine war, Eastern Australia floods, South Africa floods, and other weather-related events, compared to $152 million in 2021.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, included $20 million, or 0.9 points, attributable to the Russia-Ukraine war.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended September 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$389,918	469,989	(17.0%)
Net premiums written	258,995	288,979	(10.4%)
Net premiums earned	502,765	530,419	(5.2%)
Underwriting income (loss)	(44,772)	(69,176)	(35.3%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	64.2%	61.4%	2.8	pts
Catastrophe and weather-related losses ratio	20.3%	28.0%	(7.7	pts)
Current accident year loss ratio	84.5%	89.4%	(4.9	pts)
Prior year reserve development ratio	(0.4%)	(1.0%)	0.6	pts
Net losses and loss expenses ratio	84.1%	88.4%	(4.3	pts)
Acquisition cost ratio	20.1%	20.4%	(0.3	pts)
Underwriting-related general and administrative expense ratio	4.9%	5.6%	(0.7	pts)
Combined ratio	109.1%	114.4%	(5.3	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.2%	87.4%	1.8	pts
•Gross premiums written decreased by $80 million, or 17% ($74 million, or 16%, on a constant currency basis), primarily attributable to decreases in catastrophe and property lines due to the exit from these lines of business in June 2022. These decreases were partially offset by increases in agriculture lines driven by new business and timing differences.
•Net premiums written decreased by $30 million, or 10% ($23 million, or 8%, on a constant currency basis), reflecting the decrease in gross premiums written in the quarter, partially offset by a decrease in premiums ceded in catastrophe lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $99 million, primarily attributable to Hurricane Ian, an increase of $23 million in the net loss estimate attributable to June European Convective Storms consistent with an updated industry insured loss estimate, and other weather-related events, compared to $145 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 2.8 points in the third quarter, compared to the same period in 2021, principally due to changes in business mix associated with the decrease in catastrophe business written in recent periods.
•The acquisition cost ratio decreased by 0.3 points in the third quarter, compared to the same period in 2021, primarily related to adjustments attributable to loss-sensitive features driven by increased loss performance mainly in motor lines and accident and health lines.
•The underwriting-related general and administrative expense ratio decreased by 0.7 points in the third quarter, compared to the same period in 2021, mainly driven by a decrease in personnel costs related to our exit from property reinsurance business.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Nine months ended September 30,
($ in thousands)	2022	2021	Change
Gross premiums written	$2,341,123	$2,574,987	(9.1%)
Net premiums written	1,675,382	1,851,025	(9.5%)
Net premiums earned	1,516,523	1,543,120	(1.7%)
Underwriting income (loss)	22,505	(13,019)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	61.6%	60.2%	1.4	pts
Catastrophe and weather-related losses ratio	11.1%	15.7%	(4.6	pts)
Current accident year loss ratio	72.7%	75.9%	(3.2	pts)
Prior year reserve development ratio	(0.3%)	(0.7%)	0.4	pts
Net losses and loss expenses ratio	72.4%	75.2%	(2.8	pts)
Acquisition cost ratio	21.3%	20.8%	0.5	pts
Underwriting-related general and administrative expense ratio	5.4%	5.8%	(0.4	pts)
Combined ratio	99.1%	101.8%	(2.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.3%	86.8%	1.5	pts
nm - not meaningful is defined as a variance greater than +/-100%
•Gross premiums written decreased by $234 million, or 9% ($187 million, or 7%, on a constant currency basis), primarily attributable to decreases in catastrophe and property lines due to non-renewals and decreased line sizes associated with repositioning the portfolio together with the decision to exit these lines of business in June 2022, and a decrease in motor lines due to non-renewals and decreased line sizes. These decreases were partially offset by increases in credit and surety, agriculture, and accident and health lines driven by new business, and an increase in professional lines associated with favorable market conditions.
•Net premiums written decreased by $176 million, or 9% ($129 million, or 7%, on a constant currency basis), reflecting the decrease in gross premiums written, together with increases in premiums ceded in professional lines, motor, and credit and surety lines, partially offset by a decrease in premiums ceded in catastrophe lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $166 million, primarily attributable to Hurricane Ian, June European Convective Storms, Russia-Ukraine war, South Africa floods, Eastern Australia floods, and other weather-related events, compared to $237 million in 2021.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, included $13 million, or 0.9 points, attributable to the Russia-Ukraine war.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $88 million decreased from $107 million for the third quarter of 2021, primarily attributable to losses from other investments compared to gains from these investments in the prior year, partially offset by an increase in income from fixed maturities attributable to increased yields. Net realized and unrealized losses recognized in net income for the quarter were $146 million, including net unrealized losses of $49 million ($35 million excluding foreign exchange movements), due to a decrease in the market value of our equity securities portfolio during the quarter, compared to net realized and unrealized gains of $11 million in the third quarter of 2021.

Pre-tax total return on cash and investments5 was (2.3%) including foreign exchange movements ((1.8%) excluding foreign exchange movements6). Net unrealized losses, pre-tax of $296 million ($250 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter due to a decrease in the market value of our fixed maturities portfolio, compared to net unrealized losses, pre-tax of $81 million ($55 million excluding foreign exchange movements) recognized during the third quarter of 2021. The prior year pre-tax total return was 0.3% including foreign exchange movements (0.5% excluding foreign exchange movements).

For the nine months ended September 30, 2022, total return on cash and investments, pre-tax was (8.0%) including foreign exchange movements ((6.8%) excluding foreign exchange movements), compared to 1.1% including foreign exchange movements (1.3% excluding foreign exchange movements) for the same period in 2021. Net unrealized losses, pre-tax of $1,142 million ($1,029 million excluding foreign exchange movements) were recognized in the year, compared to net unrealized losses, pre-tax of $298 million ($257 million excluding foreign exchange movements) for the same period in 2021.

Our fixed income portfolio book yield was 2.9% at September 30, 2022, compared to 1.9% at September 30, 2021. The market yield was 5.5% at September 30, 2022.

5 Pre-tax total return on cash and investments includes net investment income, net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(83) million and $(30) million for the three months ended September 30, 2022 and 2021, respectively and foreign exchange (losses) gains of $(189) million and $(35) million for the nine months ended September 30, 2022 and 2021, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital7 at September 30, 2022 was $5.7 billion, including $1.3 billion of debt and $550 million of preferred equity, compared to $6.7 billion at December 31, 2021, with the decrease driven by net unrealized losses reported in other comprehensive income (loss) following a decrease in the market value of our fixed income portfolio, common share dividends declared, and the repurchase of our common shares, including $35 million repurchased pursuant to our Board-authorized share repurchase program, during the first nine months of 2022, partially offset by net income generated for the nine months ended September 30, 2022.

At September 30, 2022, we had $65 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2022.

Book value per diluted common share, calculated on a treasury stock basis, decreased by $4.12 in the current quarter, and decreased by $11.36 over the past twelve months, to $43.50. The decrease in the quarter was driven by net unrealized losses reported in other comprehensive income (loss), net loss generated and common share dividends declared, and the decrease over the past twelve months was driven by net unrealized losses reported in other comprehensive income (loss) and common share dividends declared, partially offset by net income generated. Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $55.21.

During the third quarter of 2022, the Company declared dividends of $0.43 per common share, with total dividends declared of $1.72 per common share over the past twelve months.

Adjusted for dividends declared, the book value per diluted common share decreased by $3.69, or 7.7% for the quarter, and decreased by $9.64, or 17.6% over the past twelve months.

7 Total capital represents the sum of total shareholders' equity and debt.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, October 27, 2022 at 9:30 a.m. (EDT) to discuss the third quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 7330086 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 5314132. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended September 30, 2022 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $4.3 billion at September 30, 2022, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and Twitter (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2022 (UNAUDITED) AND DECEMBER 31, 2021

	2022	2021

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$10,784,353	$12,313,200
Fixed maturities, held to maturity, at amortized cost	690,380	446,016
Equity securities, at fair value	469,839	655,675
Mortgage loans, held for investment, at fair value	653,700	594,088
Other investments, at fair value	970,310	947,982
Equity method investments	151,333	146,293
Short-term investments, at fair value	80,260	31,063
Total investments	13,800,175	15,134,317
Cash and cash equivalents	1,210,321	844,592
Restricted cash and cash equivalents	624,941	473,098
Accrued interest receivable	77,771	64,350
Insurance and reinsurance premium balances receivable	2,788,484	2,622,676
Reinsurance recoverable on unpaid losses and loss expenses	5,244,263	5,017,611
Reinsurance recoverable on paid losses and loss expenses	438,497	642,215
Deferred acquisition costs	541,544	465,593
Prepaid reinsurance premiums	1,597,586	1,377,358
Receivable for investments sold	6,452	4,555
Goodwill	100,801	100,801
Intangible assets	200,529	208,717
Operating lease right-of-use assets	96,631	103,295
Other assets	391,758	309,792
Total assets	$27,119,753	$27,368,970

Liabilities
Reserve for losses and loss expenses	$14,652,196	$14,653,094
Unearned premiums	4,650,934	4,090,676
Insurance and reinsurance balances payable	1,569,946	1,324,620
Debt	1,312,633	1,310,975
Federal Home Loan Bank advances	80,540	—
Payable for investments purchased	78,956	31,543
Operating lease liabilities	103,345	119,512
Other liabilities	327,780	427,894
Total liabilities	22,776,330	21,958,314

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,354,895	2,346,179
Accumulated other comprehensive income (loss)	(1,042,650)	56,536
Retained earnings	6,244,268	6,204,745
Treasury shares, at cost	(3,765,296)	(3,749,010)
Total shareholders' equity	4,343,423	5,410,656

Total liabilities and shareholders' equity	$27,119,753	$27,368,970

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	Three months ended		Nine months ended
	2022	2021	2022	2021

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,284,866	$1,211,427	$3,820,163	$3,472,090
Net investment income	88,177	107,339	271,744	326,174
Net investment gains (losses)	(146,458)	10,932	(414,231)	113,868
Other insurance related income	1,092	7,665	9,998	16,262
Total revenues	1,227,677	1,337,363	3,687,674	3,928,394

Expenses
Net losses and loss expenses	941,911	911,369	2,444,196	2,292,559
Acquisition costs	240,511	231,712	746,443	669,654
General and administrative expenses	158,245	157,960	492,872	478,820
Foreign exchange gains	(135,660)	(28,032)	(236,934)	(4,316)
Interest expense and financing costs	15,915	15,954	46,720	46,759
Reorganization expenses	6,213	—	21,941	—
Amortization of value of business acquired	—	1,028	—	3,083
Amortization of intangible assets	2,729	3,149	8,188	9,163
Total expenses	1,229,864	1,293,140	3,523,426	3,495,722

Income (loss) before income taxes and interest in income (loss) of equity method investments	(2,187)	44,223	164,248	432,672
Income tax (expense) benefit	363	(1,186)	5,304	(49,827)
Interest in income (loss) of equity method investments	(7,560)	11,911	5,040	30,871
Net income (loss)	(9,384)	54,948	174,592	413,716
Preferred share dividends	7,563	7,563	22,688	22,688
Net income (loss) available (attributable) to common shareholders	$(16,947)	$47,385	$151,904	$391,028

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$(0.20)	$0.56	$1.79	$4.62
Earnings (loss) per diluted common share	$(0.20)	$0.56	$1.77	$4.59
Weighted average common shares outstanding	84,660	84,771	84,930	84,684
Weighted average diluted common shares outstanding	84,660	85,336	85,674	85,191
Cash dividends declared per common share	$0.43	$0.42	$1.29	$1.26

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	2022			2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,317,890	$389,918	$1,707,808	$1,176,500	$469,989	$1,646,489
Net premiums written	777,789	258,995	1,036,784	707,492	288,979	996,471
Net premiums earned	782,101	502,765	1,284,866	681,008	530,419	1,211,427
Other insurance related income	151	941	1,092	468	7,197	7,665
Net losses and loss expenses	(519,006)	(422,905)	(941,911)	(442,681)	(468,688)	(911,369)
Acquisition costs	(139,436)	(101,075)	(240,511)	(123,529)	(108,183)	(231,712)
Underwriting-related general and
administrative expenses(8)	(108,072)	(24,498)	(132,570)	(104,905)	(29,921)	(134,826)
Underwriting income (loss)(9)	$15,738	$(44,772)	(29,034)	$10,361	$(69,176)	(58,815)

Net investment income			88,177			107,339
Net investment gains (losses)			(146,458)			10,932
Corporate expenses(8)			(25,675)			(23,134)
Foreign exchange gains			135,660			28,032
Interest expense and financing costs			(15,915)			(15,954)
Reorganization expenses			(6,213)			—
Amortization of value of business acquired			—			(1,028)
Amortization of intangible assets			(2,729)			(3,149)
Income (loss) before income taxes and interest in income (loss) of equity method investments			(2,187)			44,223
Income tax (expense) benefit			363			(1,186)
Interest in income (loss) of equity method investments			(7,560)			11,911
Net income (loss)			(9,384)			54,948
Preferred share dividends			7,563			7,563
Net income (loss) available (attributable) to common shareholders			$(16,947)			$47,385

Net losses and loss expenses ratio	66.4%	84.1%	73.3%	65.0%	88.4%	75.2%
Acquisition cost ratio	17.8%	20.1%	18.7%	18.1%	20.4%	19.1%
General and administrative expense ratio	13.8%	4.9%	12.3%	15.4%	5.6%	13.1%
Combined ratio	98.0%	109.1%	104.3%	98.5%	114.4%	107.4%

8 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $26 million and $23 million for the three months ended September 30, 2022 and 2021, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	2022			2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$4,114,776	$2,341,123	$6,455,899	$3,548,169	$2,574,987	$6,123,156
Net premiums written	2,491,120	1,675,382	4,166,502	2,128,190	1,851,025	3,979,215
Net premiums earned	2,303,640	1,516,523	3,820,163	1,928,970	1,543,120	3,472,090
Other insurance related income	470	9,528	9,998	1,435	14,827	16,262
Net losses and loss expenses	(1,346,585)	(1,097,611)	(2,444,196)	(1,131,753)	(1,160,806)	(2,292,559)
Acquisition costs	(422,979)	(323,464)	(746,443)	(348,172)	(321,482)	(669,654)
Underwriting-related general and
administrative expenses(10)	(330,598)	(82,471)	(413,069)	(307,777)	(88,678)	(396,455)
Underwriting income (loss)(11)	$203,948	$22,505	226,453	$142,703	$(13,019)	129,684

Net investment income			271,744			326,174
Net investment gains (losses)			(414,231)			113,868
Corporate expenses(10)			(79,803)			(82,365)
Foreign exchange gains			236,934			4,316
Interest expense and financing costs			(46,720)			(46,759)
Reorganization expenses			(21,941)			—
Amortization of value of business acquired			—			(3,083)
Amortization of intangible assets			(8,188)			(9,163)
Income before income taxes and interest in income of equity method investments			164,248			432,672
Income tax (expense) benefit			5,304			(49,827)
Interest in income of equity method investments			5,040			30,871
Net Income			174,592			413,716
Preferred share dividends			22,688			22,688
Net income available to common shareholders			$151,904			$391,028

Net losses and loss expenses ratio	58.5%	72.4%	64.0%	58.7%	75.2%	66.0%
Acquisition cost ratio	18.4%	21.3%	19.5%	18.0%	20.8%	19.3%
General and administrative expense ratio	14.3%	5.4%	12.9%	16.0%	5.8%	13.8%
Combined ratio	91.2%	99.1%	96.4%	92.7%	101.8%	99.1%

10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $80 million and $82 million for the nine months ended September 30, 2022 and 2021, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	Three months ended		Nine months ended
	2022	2021	2022	2021
	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$(16,947)	$47,385	$151,904	$391,028
Net investment (gains) losses (12)	146,458	(10,932)	414,231	(113,868)
Foreign exchange gains(13)	(135,660)	(28,032)	(236,934)	(4,316)
Reorganization expenses(14)	6,213	—	21,941	—
Interest in (income) loss of equity method investments(15)	7,560	(11,911)	(5,040)	(30,871)
Income tax expense (benefit)	(5,117)	4,534	(14,779)	12,316
Operating income	$2,507	$1,044	$331,323	$254,289

Earnings (loss) per diluted common share	$(0.20)	$0.56	$1.77	$4.59
Net investment (gains) losses	1.72	(0.13)	4.83	(1.34)
Foreign exchange gains	(1.59)	(0.33)	(2.77)	(0.05)
Reorganization expenses	0.07	—	0.26	—
Interest in (income) loss of equity method investments	0.09	(0.14)	(0.06)	(0.36)
Income tax expense (benefit)	(0.06)	0.05	(0.17)	0.14
Operating income per diluted common share	$0.03	$0.01	$3.86	$2.98

Weighted average diluted common shares outstanding	85,376	85,336	85,674	85,191

Average common shareholders' equity	$3,973,027	$4,812,408	$4,327,040	$4,765,375

Annualized return on average common equity	(1.7%)	3.9%	4.7%	10.9%

Annualized operating return on average common equity(16)	0.3%	0.1%	10.2%	7.1%

12 Tax expense (benefit) of ($608) and $606 for the three months ended September 30, 2022 and 2021, respectively, and ($33,519) and $9,581 for the nine months ended September 30, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13 Tax expense (benefit) of ($3,757) and $3,928 for the three months ended September 30, 2022 and 2021, respectively, and $21,191 and $2,735 for the nine months ended September 30, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14 Tax expense (benefit) of ($752) and ($2,451) for the three and nine months ended September 30, 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15 Tax expense (benefit) of $nil for the three and nine months ended September 30, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure, is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses, including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from property reinsurance business, our expectations regarding pricing, other market conditions and economic conditions including inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

COVID-19
•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;

Insurance Risk
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change;

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•actual claims exceeding loss reserves;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•the failure of our cedants to adequately evaluate risks;
•the adverse impact of inflation;

Strategic Risk
•losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•difficulties with technology and/or data security;

Credit Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to obtain additional capital on favorable terms, or at all;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices; and

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses include compensation-related costs and software asset impairments mainly attributable to our exit from catastrophe and property reinsurance lines of business, part of an overall approach to reduce our exposure to volatile catastrophe risk, announced in June 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business, therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses include compensation-related costs and software asset impairments mainly attributable to our exit from catastrophe and property reinsurance lines of business, part of an overall approach to reduce our exposure to volatile catastrophe risk, announced in June 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income, net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com